                                                                 EXHIBIT 99.1(a)




--------------------------------------------------------------------------------



                            AMENDED AND RESTATED
                              CREDIT AGREEMENT


                                    among


                                ONEOK, INC.,


                           THE BANKS PARTY HERETO,


                       BANK OF AMERICA NATIONAL TRUST
                          AND SAVINGS ASSOCIATION,
                          as Administrative Agent,


                           BANKONE, OKLAHOMA, N.A,
                           as Documentation Agent,


                                     and
                        BANCAMERICA ROBERTSON STEVENS
                                 as Arranger


                         Dated as of August 12, 1998



--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
Section 1.  DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

   1.1   Certain Defined Terms    . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
   1.2   Other Definitional Provisions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

Section 2.  THE LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

   2.1   The Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
   2.2   Loan Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
   2.3   Procedure for Borrowings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
   2.4   Conversion and Continuation Elections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
   2.5   Limitation on Interest Periods  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
   2.6   Reductions of Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
   2.7   Interest on the Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
   2.8   Maturity of Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
   2.9   Voluntary Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
   2.10  Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     (a) Arrangement Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     (b) Facility Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     (c) Agency Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
   2.11  Computation of Fees and Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
   2.12  Use of Proceeds of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
   2.13  Extension of Maturity Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

Section 3.  PAYMENTS IN GENERAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

   3.1   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
   3.2   Payments by the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
   3.3   Payments on Non-Business Days . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
   3.4   Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
   3.5   Increased Costs and Reduction of Return . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
   3.6   Funding Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
   3.7   Inability to Determine Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
   3.8   Payments by Banks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

Section 4.  CONDITIONS TO EFFECTIVENESS OF AGREEMENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

   4.1   Conditions of Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
   4.2   Condition to Initial Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
   4.3   Conditions to all Borrowings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

Section 5.  REPRESENTATIONS AND WARRANTIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

   5.1   Corporate Existence and Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
   5.2   Corporate Authorization; No Contravention . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
   5.3   Governmental Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
   5.4   Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
   5.5   Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
   5.6   No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
   5.7   ERISA Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

   5.8   Use of Proceeds; Margin Regulations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
   5.9   Title to Properties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
   5.10  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
   5.11  Financial Condition. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
   5.12  Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
   5.13  Regulated Entities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
   5.14  No Burdensome Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
   5.15  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
   5.16  Full Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
   5.17  Year 2000. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

Section 6.  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

   6.1   Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
   6.2   Certificates; Other Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
   6.3   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
   6.4   Preservation of Corporate Existence, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
   6.5   Maintenance of Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
   6.6   Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
   6.7   Payment of Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
   6.8   Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
   6.9   Inspection of Property and Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

Section 7.  NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

   7.1   Limitation on Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
   7.2   Merger and Sale of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
   7.3   Acquisitions, Loans and Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
   7.4   Compliance with ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
   7.5   Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
   7.6   Limitation on Senior Funded Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
   7.7   Change in Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

Section 8.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

   8.1   Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
   8.2   Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
   8.3   Rights Not Exclusive . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

Section 9.  THE AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

   9.1   Appointment and Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
   9.2   Delegation of Duties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
   9.3   Liability of Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
   9.4   Reliance by Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
   9.5   Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
   9.6   Credit Decision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
   9.7   Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
   9.8   Agent in Individual Capacity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
   9.9   Successor Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
   9.10  Documentation Agent, Co-Agent and Arranger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

Section 10.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

   10.1   Amendments and Waivers; Extension of Availability Period  . . . . . . . . . . . . . . . . . . . . . . . . .  53
   10.2   Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
   10.3   No Waiver; Cumulative Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
   10.4   Costs and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
   10.5   Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
   10.6   Assignments, Participations etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
   10.7   Set-off   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
   10.8   Sharing of Payments, Etc.  .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
   10.9   Indemnity  . . . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
      (a) General Indemnity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
      (b) Survival; Defense   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
   10.10  Marshalling; Payments Set Aside . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
   10.11  Notification of Addresses, Lending Offices, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
   10.12  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
   10.13  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
   10.14  Governing Law and Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
   10.15  Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
   10.16  Purchasing and Selling of Commitments and Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
   10.17  Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
   10.18  Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

EXHIBITS
--------
         A       Form of Notice of Committed Borrowing
         B       Form of Notice of Conversion/Continuation
         C       Form of Notice of Commitment Assignment and Acceptance



SCHEDULES
---------
         1.1        Commitments
         3          Addresses for Domestic and Offshore Lending Offices and Notices
         5.11       Contingent Obligations

                                  ONEOK, INC.
                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


                    THIS AMENDED AND RESTATED CREDIT AGREEMENT ("Agreement") is made and dated as of August 12, 1998 by and among ONEOK, INC., a Delaware corporation (the "Company"), the financial institutions (collectively, the "Banks") signatory hereto, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent (the "Agent"), and amends and restates that certain Credit Agreement ("Prior Agreement") dated as of August 20, 1993, among the Company, the banks signatory thereto and the Agent, as amended by a First Amendment dated as of August 18, 1994, a Second Amendment dated as of August 17, 1995, a Third Amendment dated as of August 15, 1996 and a Fourth Amendment dated as of August 13, 1997 and supplemented by an Assumption Agreement dated as of November 26, 1997 relating to merger activity of the Company.


                                    RECITALS

                    The Company has requested that the Prior Agreement be amended and restated, and the Banks and the Agent are willing to do so on the terms and conditions set forth herein.

                    NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree that the Prior Agreement shall be amended and restated to read in its entirety, as follows:


                    Section 1.  DEFINITIONS.

                    1.1 Certain Defined Terms. The following terms used in this Agreement shall have the following meanings:

                 "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of 10% or more of the equity of a Person shall for the purposes of this Agreement, be deemed to control such Person.

                 "Agent" means Bank of America National Trust and Savings Association in its capacity as administrative agent for the Banks hereunder, and any successor administrative agent.

                 "Agent-Related Persons" has the meaning specified in Section
9.3.

                 "Aggregate Commitment" means the combined Commitments of the Banks.

                 "Agreement" means this Credit Agreement, as it may hereafter be amended, supplemented, restated or otherwise modified from time to time.

                 "Assignee" has the meaning specified in Section 10.6.

                 "Availability Period" means the period from the Closing Date to but excluding the Maturity Date.

                 "Bank" has the meaning assigned to that term in the introduction to this Agreement.

                 "Bank of America" means Bank of America National Trust and Savings Association in its capacity as a Bank.

                 "Base Rate" means a fluctuating rate per annum which is the higher of (a) the Federal Funds Rate plus one-half of one percent (1/2%) per annum and (b) the Reference Rate.

                 "Base Rate Loans" means Loans made by the Banks bearing interest at rates determined by reference to the Base Rate.

                 "Borrowing" means a borrowing hereunder consisting of Loans made to the Company on the same day by the Banks pursuant to Section 2.

                 "Borrowing Date" means the date a Borrowing is made.

                 "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the London interbank market.

                 "CERCLA" has the meaning specified in the definition of "Environmental Laws."

                 "Closing Date" means the date on which this Agreement becomes effective and all the conditions in Section 4.1 are satisfied or waived.

                 "Code" means the Internal Revenue Code of 1986, as amended.

                 "Commitment" means the commitment of each Bank to make Loans pursuant to Section 2.1 in the amount set forth opposite the Bank's name in
Schedule 1.1 under the heading "Commitment" (such amount as the same may be reduced pursuant to Section 2.6, other appropriate provisions herein or as a result of one or more assignments pursuant to Section 9.6).

                 "Company" means ONEOK, Inc., a Delaware corporation.

                 "Consolidated Capitalization" of the Company and its Subsidiaries means the aggregate of:

                 (i)      Funded Indebtedness,
                 (ii)     capital stock,
                 (iii)    retained earnings, and
                 (iv)     premium on capital stock and other capital surplus

all as shown by a consolidated balance sheet. For purposes of this definition, in determining retained earnings there shall be deducted any amounts included in the accounts of the Company and its Subsidiaries for goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles.

                 "Consolidated Net Tangible Assets" means (i) the total amount of assets (less applicable reserves and other properly deductible items) which under GAAP would be included on a consolidated balance sheet of the Company and its Subsidiaries after deducting therefrom (a) all current liabilities, provided, however, that there shall not be deducted billings recorded as revenues deferred pending the outcome of rate proceedings (less applicable income taxes thereon), if and to the extent the obligation to refund the same shall not have been finally determined, (b) appropriate allowance for minority interests in common stocks of Subsidiaries and (c) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case under GAAP would be included on such consolidated balance sheet, less (ii) the amount which would be so included on such consolidated balance sheet for investments (less applicable reserves) made in Subsidiaries.

                 "Consolidated Senior Funded Indebtedness" means the Senior Funded Indebtedness appearing on a consolidated balance sheet of the Company and its Subsidiaries.

                 "Consolidated Subsidiaries" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such financial statements were prepared as of such date.

                 "Contractual Obligation", as applied to any Person, means any provision of any security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                 "Controlled Group" means the Company and all Persons (whether or not incorporated) under common control or treated as a single employer with the Company or any of its Subsidiaries pursuant to Section 414(b), (c), (m) or
(o) of the Code.

                 "Conversion Date" means any date on which the Company elects to convert a Base Rate Loan to a Offshore Rate Loan or a Offshore Rate Loan to a Base Rate Loan.

                 "Default" means any event which, with the giving of notice, the lapse of time, or both, would constitute an Event of Default.

                 "Dollars" means lawful money of the United States of America.

                 "Domestic Lending Office" means, with respect to each Bank, the office of that Bank designated as such on Schedule 3 hereto or such other office of the Bank as it may from time to time specify to the Company and the Agent.

                 "Eligible Assignee" means (a) a financial institution organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000;
(b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; or (c) another Bank.

                 "Environmental Claim" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in or from property, whether or not owned by the Company, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                 "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act.

                 "ERISA" means the Employee Retirement Income Security Act of 1974 and any regulation promulgated thereunder.

                 "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company or any Subsidiary of the Company within the meaning of Section 414(b), 414(c) or 414(m) of the Code.

                 "ERISA Event" means (a) a Reportable Event with respect to a Qualified Plan or a Multiemployer Plan; (b) a withdrawal by any member of the Controlled Group from a Qualified Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal by any member of the Controlled Group from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under
Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Qualified Plan or Multiemployer Plan subject to Title IV of ERISA; (e) a failure to make required contributions to a Qualified Plan or Multiemployer Plan; (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any member of the Controlled Group; (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Qualified Plan; (i) any member of the Controlled Group engages in or otherwise becomes liable for a non-exempt prohibited transaction; or (j) a violation of the applicable requirements of
Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary with respect to any Qualified Plan for which the Company or any of its Subsidiaries may be directly or indirectly liable.

                 "Event of Default" means any of the events set forth in
Section 8.

                 "Exchange Act" means, at any time, the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                 "Federal Funds Rate" means the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day of determination (or if such day of determination is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transaction received by the Agent from three Federal funds brokers of recognized standing selected by it.

                 "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereof.

                 "Funded Indebtedness" means all recourse Indebtedness which by its terms matures more than one year from the date of determination thereof, and any Indebtedness maturing within one year from such date which is renewable or extendible at the option of the obligor to a date beyond one year from such date, including any Indebtedness renewable or extendible (whether or not theretofore renewed or extended) under, or payable from the proceeds of other Indebtedness which may be incurred pursuant to the provisions of, any revolving credit agreement or other similar agreement; provided, however, that any Indebtedness of a Subsidiary for which the Company is contingently liable in the manner provided in the definition of Indebtedness shall be deemed to be Funded Indebtedness of the Company, whether or not such indebtedness is Funded Indebtedness of such Subsidiary.

                 "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

                 "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                 "Indebtedness" means and includes (i) all items which, in accordance with GAAP, would be included on the liability side of a balance sheet as at the date as of which Indebtedness is to be determined, excluding capital stock, surplus, capital and earned surplus, surplus reserves which in effect were appropriations of surplus or offsets to asset values (other than all reserves in respect of obligations, the amount, applicability or validity of which is at such date being contested in good faith) and deferred credits,
(ii) guarantees, endorsements and
other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, Indebtedness of other Persons, or to advance or supply funds for the purchase of payment of, or otherwise to insure payment of, such Indebtedness, (iii) Indebtedness secured by any Lien existing on property owned subject to such Lien whether or not the Indebtedness secured thereby shall have been assumed, (iv) all proper accruals for federal and other taxes based on or measured by income or profits, and (v) all Indebtedness guaranteed, directly or indirectly, in any manner, or in effect guaranteed or supported, directly or indirectly, through an agreement, contingent or otherwise, (a) to purchase the Indebtedness, or (b) to purchase, sell, transport, or lease (as lessee or lessor) property or to purchase or sell services at prices or in amounts designed to enable the debtor to make payments of the Indebtedness or to assure the owner of the Indebtedness against loss, or (c) to supply funds to or in any other manner invest in the debtor; provided, however, that such term shall not mean and include any Indebtedness in respect of which moneys sufficient to pay and discharge the same in full (either on the express date of maturity thereof or on such earlier date as such Indebtedness may be duly called for redemption and payment) shall be deposited with a depository, agency or trustee in trust for the payment thereof.

                 "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement; in each case (a) and (b) under U.S. Federal, State or foreign law.

                 "Interest Payment Date" means, with respect to any Offshore Rate Loan, the last Business Day of each Interest Period applicable to such Loan; with respect to any Base Rate Loan, the last Business Day of each calendar quarter; with respect to all Loans, the Maturity Date; provided, however, that if any Interest Period for a Offshore Rate Loan exceeds three months, interest shall also be paid on the date which falls three, six and nine months after the beginning of such Interest Period.

                 "Interest Period" means, with respect to any Offshore Rate Loan, the period commencing on the Business Day the Offshore Rate Loan is disbursed or continued or on the date on which a Loan is converted into a Offshore Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Company in its Notice of Borrowing or Notice of Conversion/ Continuation; provided that:

                          (i) if any Interest Period pertaining to an Offshore Rate Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                          (ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                          (iii) no Interest Period applicable to any Loan or portion thereof shall extend beyond the Maturity Date.

                 "Lending Office" means, with respect to any Bank, the office or offices of the Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office," as the case may be, under its name on
Schedule 3 hereto, or such other office or offices of the Bank as it may from time to time specify to the Company and the Agent.

                 "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any kind of security interest).

                 "Loan" means a Base Rate Loan or an Offshore Rate Loan (collectively, the "Loans").

                 "Loan Documents" means this Agreement and all documents and instruments delivered from time to time in connection therewith.

                 "Margin Stock" has the meaning assigned to the term "Margin Stock" in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                 "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets, business prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (ii) a material impairment of the ability of the Company to perform the Obligations or of the Banks to enforce the Obligations.

                 "Maturity Date" means August 11, 1999, unless extended pursuant to Section 2.13.

                 "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is maintained for employees of the Company or any ERISA Affiliate of the Company.

                 "Notice of Borrowing" means a notice substantially in the form of Exhibit A annexed hereto with respect to a proposed Borrowing.

                 "Notice of Conversion/Continuation" means a notice given by the Company to the Agent pursuant to Section 2.4, in substantially the form of Exhibit B annexed hereto.

                 "Notice of Lien" means any "notice of lien" or similar document intended to be filed or recorded with any court, registry, recorder's office, central filing office or Governmental Authority for the purpose of evidencing, creating, perfecting or preserving the priority of a Lien securing obligations owing to a Governmental Authority.

                 "Obligations" means all obligations of every nature of the Company from time to time owed to the Agent or the Banks or any of them under any Loan Document.

                 "Offshore Applicable Margin" means, with respect to Offshore Rate Loans, 0.19% per annum.

                 "Offshore Lending Office" means with respect to each Bank, the office of such Bank designated as such on Schedule 3 hereto or such other office of such Bank as such Bank may from time to time specify to the Company and the Agent.

                 "Offshore Rate" means, for each Interest Period for any Offshore Rate Loan, an interest rate per annum (rounded upward to the nearest 1/100 of one percent) determined pursuant to the following formula:

         Offshore Rate =                IBOR
                         ------------------------------------
                         1.00 - Eurodollar Reserve Percentage

         Where,

                          "Eurodollar Reserve Percentage" means the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100 of one percent) in effect on the date IBOR for such Interest Period is determined (whether or not applicable to any Bank) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency Liabilities") having a term equal to such Interest Period; and

                          "IBOR" means the rate of interest per annum determined by the Agent to be the arithmetic mean (rounded upward to the nearest 1/100 of one percent) of the rates of interest per annum notified to the Agent by Bank of America as the rate of interest at which Dollar deposits in an amount approximately equal to the amount of the Borrowing to be made or continued as, or converted into, a Offshore Rate Loan by Bank of America and having a maturity equal to such Interest Period would be offered to major banks in the offshore dollar interbank market at their request at or about 10:00 a.m. (New York City Time) two Business Days before the commencement of such Interest Period.

                 "Offshore Rate Loans" means Loans bearing interest at rates determined by reference to the Offshore Rate.

                 "Operating Lease" means, as applied to any Person, any lease of property (whether real, personal or mixed) which is not a lease that would, in conformity with GAAP, be required to be accounted for as a capital lease on the balance sheet of that Person and excluding, in the case of the Company or any of its Subsidiaries, any such lease under which the Company or that Subsidiary is the lessor.

                 "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                 "Participant" has the meaning specified in Section 10.6(c).

                 "Permitted Liens" has the meaning specified in Section 7.1.

                 "Person" means any individual, partnership, limited liability company, corporation (including a business trust), joint stock company, joint venture, trust, bank, trust company, unincorporated association or other entity or a government or any agency or political subdivision thereof.

                 "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company or any member of the Controlled Group sponsors or maintains or to which the Company or member of the Controlled Group makes or is obligated to make contributions, and includes any Multiemployer Plan or Qualified Plan.

                 "Prior Agreement" means the Prior Agreement defined in the introductory paragraph of this Agreement.

                 "Pro Rata Share" means with respect to each Bank the percentage set forth opposite such Bank's name on Schedule 1.1 hereto.

                 "Qualified Plan" means a pension plan (as defined in Section 3(2) of ERISA) intended to be tax-qualified under Section 401(a) of the Code and which any member of the Controlled Group sponsors, maintains, or to which it makes or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding period covering at least five (5) plan years, but excluding any Multiemployer Plan.

                 "Reference Rate" means the rate of interest publicly announced from time to time by Bank of America in San Francisco as its reference rate, as in effect on such date of determination. The reference rate is set by Bank of America based on various factors including Bank of America's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. Bank of America may make loans at, above or below the rate announced by it as its reference rate.

                 "Reportable Event" means any of the events set forth in
Section 4043(c) of ERISA or the regulations thereunder, a withdrawal from a Plan described in Section 4063 of ERISA, or a cessation of operations described in Section 4062(e) of ERISA.

                 "Requisite Banks" means, as at any date of determination, (a) prior to the termination of all Commitments, Banks having at least 51% of the Commitments, and (b) otherwise, Banks holding at least 51% of the aggregate principal amount of Loans outstanding.

                 "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                 "Responsible Officer" means the Chief Financial Officer, the Chief Accounting Officer, any Vice President, the Treasurer or any Assistant Treasurer of the Company.

                 "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

                 "Senior Funded Indebtedness" means Funded Indebtedness other than Subordinated Indebtedness.

                 "Significant Subsidiary" means a Subsidiary which meets any of the following conditions:

                 (i) The Company's and its other Subsidiaries' investments in and advances to the Subsidiary exceed 10% of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recent fiscal year;

                 (ii) The Company's and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10% of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

                 (iii) The Company's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the Subsidiary exceeds 10% of such income of the Company and its Subsidiaries consolidated for the most recently completed fiscal year.

                 "Subordinated Indebtedness" means unsecured Indebtedness of the Company for borrowed money which by its terms matures more than one year from the date of creation thereof and is issued under an instrument or instruments which contains substantially the following provisions with respect to the subordination of such indebtedness (hereinafter in this paragraph called "Subordinated Indebtedness") to the Obligations (and to other Indebtedness for money borrowed by the Company, if so provided) and such other indebtedness for borrowed money, if any, being hereinafter in this definition called "Superior Indebtedness":

                 (i) The Subordinated Indebtedness shall be subordinated and junior in right of payment, to the extent and in the manner hereinafter set forth, to the Superior Indebtedness:

                          (a) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company or to its creditors, as such, or to its property, or in the event of any proceeding for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy, then the holders of Superior Indebtedness (including interest accruing after the date of commencement of any such proceedings at the rate applicable to such Superior Indebtedness, whether or not such interest is an allowable claim in any such proceeding) before the holders of Subordinated Indebtedness shall be entitled to receive any payment on account of principal, premium or interest on Subordinated Indebtedness, and to that end (but subject to the power of a court of competent jurisdiction to make other equitable provisions reflecting the rights conferred by these provisions upon Superior Indebtedness and the holders thereof with respect to Subordinated Indebtedness under applicable bankruptcy law) the holders of Superior Indebtedness shall be entitled to receive for application in payment thereof (including interest accruing after the date of commencement of any such proceedings at the rate applicable to such Superior Indebtedness, whether or not such interest is an allowable claim in any such proceeding) and payment or distribution of any kind or character, whether in cash or property or securities or by set-off or otherwise, which may be payable or deliverable in any such proceedings in respect of Subordinated Indebtedness (including any such payment or distribution which may be payable or deliverable by reason of the provisions of any indebtedness of the Company which is subordinate and junior in right of payment to the Subordinated Indebtedness), except securities which are subordinate and junior in right of payment to the payment of Superior Indebtedness; and

                          (b)     In the event that any Subordinated
         Indebtedness is declared due and payable before its expressed maturity because of the occurrence of a default thereunder (under circumstances when the provisions of the foregoing clause (a) shall not be applicable), the holders of Superior Indebtedness outstanding, at the time such Subordinated Indebtedness so becomes due and payable because of such occurrence of a default thereunder, shall be entitled to receive payment in full of all principal of, and interest and premium, if any, on all Superior Indebtedness before the holders of Subordinated Indebtedness are entitled to receive any payment on account of the principal of, and interest and premium, if any, on, the Subordinated Indebtedness.

                 (ii) No Payment or prepayment, directly or indirectly, on account of the principal of, or interest and premium, if any, on, the Subordinated Indebtedness shall be made (in cash or property or securities, or by set-off or otherwise), and no holder of Subordinated Indebtedness shall be entitled to demand or receive any such payment or prepayment (a) unless all amounts then due for principal, interest and premium, if any, on all Superior Indebtedness have been paid in full in cash, or (b) if, at the time of such payment or prepayment or immediately after giving effect thereto, there shall have occurred any event of default under any Superior Indebtedness or under any agreement pursuant to which any Superior Indebtedness is issued.

                 (iii) Subject to the payment in full of Superior Indebtedness, holders of the Subordinated Indebtedness shall be subrogated to the rights of the holders of Superior Indebtedness to receive payments or distributions of assets of the Company applicable to the Superior Indebtedness until the Subordinated Indebtedness shall be paid in full and no payments or distributions to the holders of the Superior Indebtedness by or on behalf of the Company from the proceeds that would otherwise be payable to the holders of the Subordinated Indebtedness or by or on behalf of the holders of the Subordinated Indebtedness shall, as between the Company and the holders of Subordinated Indebtedness, be deemed to be a payment by the Company to or on account of the Superior Indebtedness.

                 (iv) These provisions with respect to subordination cannot be amended, modified or waived without the prior written consent of the holder or holders of all Superior Indebtedness at the time outstanding, and the subordination effected hereby shall not be affected by any amendment or modification of, or addition or supplement to, any Superior Indebtedness or any instrument or agreement relating thereto, without the prior written consent of the holder or holders of all Superior Indebtedness at the time outstanding.

                 (v) No present or future holder of Superior Indebtedness shall be prejudiced in his right to enforce subordination of Subordinated Indebtedness by any act or failure to act on the part of the Company. The foregoing provisions as to subordination are solely for the purpose of defining the relative rights of the holders of Superior Indebtedness, on the one hand, and the holders of Subordinated Indebtedness, on the other hand, and none of such provisions shall impair, as between the Company and any holders of Subordinated Indebtedness, the obligation of the Company, which is unconditional and absolute, to pay to the holders of Subordinated Indebtedness the principal thereof, and the interest and premium, if any, thereon in accordance with its terms, nor shall any such provisions prevent any holder of Subordinated Indebtedness from exercising all remedies otherwise permitted by applicable law or under the terms of such Subordinated Indebtedness upon default thereunder, subject to the rights under the foregoing provisions of holders of Superior Indebtedness to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities, or by set-off or otherwise, which may be payable or deliverable to the holders of Subordinated Indebtedness.

                 (vi) The Company agrees, for the benefit of the holders of Superior Indebtedness, that in the event any Subordinated Indebtedness is declared due and payable before its expressed maturity because of the occurrence of any event of default thereunder or otherwise, (a) the Company will give prompt notice in writing of such happening to the holders of Superior Indebtedness, and (b) all Superior Indebtedness shall forthwith become immediately due and payable upon demand, regardless of the expressed maturity thereof.

                 "Subsidiary" means any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                 "Transferee" has the meaning specified in Section 10.6(d).

                 1.2 Other Definitional Provisions References to "Sections" shall be to Sections of this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

                 Section 2.  THE LOANS.

                 2.1 The Commitment. Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make loans under its Commitment to the Company (each such loan, a "Loan") from time to time on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time its Commitment; provided, however, that, after giving effect to any Borrowing of Loans, (i) the aggregate principal amount of each Bank's outstanding Loans shall not exceed such Bank's Commitment and (ii) the aggregate principal amount of all outstanding Loans shall not exceed the Aggregate Commitment. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this
Section 2.1, prepay pursuant to Section 2.9 and reborrow pursuant to this
Section 2.1.

                 2.2 Loan Accounts. The Loans made by each Bank shall be evidenced by one or more loan accounts maintained by such Bank in the ordinary course of business. The loan accounts maintained by each Bank shall be conclusive absent error of the amount of the Loans made by the Banks to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.

                 2.3  Procedure for Borrowings.

                 (a) Each Borrowing shall be made upon irrevocable telephonic notice by the Company followed immediately by written notice in the form of a Notice of Borrowing (which telephonic notice must be received by the Agent (i) prior to 8:30 a.m. (San Francisco time) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; and (ii) prior to 8:30 a.m. (San Francisco time) on the requested Borrowing Date, in the case of Base Rate Loans), specifying: (i) the amount of the Borrowing, which shall be in an aggregate minimum principal amount of $5,000,000 and any multiple of

$1,000,000 in excess thereof; (ii) the requested Borrowing Date, which shall be a Business Day; (iii) whether the Borrowing is to be comprised of Offshore Rate Loans or Base Rate Loans; and (iv) the duration of the Interest Period applicable to Offshore Rate Loans included in such notice. If the Notice of Borrowing shall fail to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one month (but not beyond the Maturity Date).

                 (b) Promptly after receipt of a Notice of Borrowing, the Agent shall notify each Bank of the proposed Borrowing. Each Bank shall make available to the Agent its Pro Rata Share of the amount (if any) by which the principal amount of the proposed Borrowing exceeds the principal amount of the Loans (if any) maturing on the Borrowing Date, in same day funds, by remitting such funds to: Bank of America National Trust and Savings Association, ABA No. 121-000-358, Attn: Global Agency No. 5596 For credit to: BANCONTROL Account No. 12331-15429, Reference: ONEOK, Inc. at the office of the Agent located at 1850 Gateway Boulevard, Concord, California 94520, no later than 11:00 a.m. (San Francisco time) on the Borrowing Date. Upon satisfaction of the conditions set forth in Section 4.2, the Agent shall make available to the Company on such Borrowing Date the aggregate of the amounts (if any) so made available by the Banks by causing an amount of same day funds equal to such aggregate amount (if any) received by the Agent to be credited to the account of the Company at such office of the Agent.

                 (c) Section 2.3(a) notwithstanding, if the Company shall not have given a timely Notice of a Borrowing to be made on the last day of any Interest Period for outstanding Loans, then unless the Agent shall have received notice that the Company elects not to make a Borrowing on such day (such notice to have been received at least two Business Days prior to such day) the Agent shall be deemed to have received a Notice of Borrowing from the Company requesting Base Rate Loans to be made on such day in an amount equal to the amount of such outstanding Loans.

                 2.4  Conversion and Continuation Elections.

                 (a) The Company may (i) elect to convert on any Business Day, any Base Rate Loans (or any part thereof in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof) into Offshore Rate Loans; (ii) elect to convert on the last day of the Interest Period therefor, any Offshore Rate Loans (or any part thereof in an amount not less than $5,000,000) or an integral multiple of $1,000,000 in excess thereof) into Base Rate Loans; or (iii) elect to continue, on the last day of the Interest Period therefor, any Offshore Rate Loans (or any part thereof in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof); provided, that if the aggregate amount of Offshore Rate Loans shall have been reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as Offshore Rate Loans shall terminate.

                 (b) Each conversion or continuation shall be made upon irrevocable telephonic notice by the Company followed immediately by written notice in the form of a Notice of Conversion/ Continuation (which telephonic notice must be received by the Agent prior to 8:30 a.m. (San Francisco time) at least (i) three Business Days in advance of the conversion or continuation date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) one Business Day in advance of the conversion or continuation date, if the Loans are to be converted into Base Rate Loans), specifying: (A) the proposed conversion or continuation date; (B) the aggregate amount of Loans to be converted or continued; (C) the nature of the proposed conversion or continuation; and (D) the duration of the requested Interest Period.

                 (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to select a new Interest Period to be applicable thereto, or if any Event of Default shall then exist, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

                 (d) Upon receipt of a Notice of Conversion/ Continuation, the Agent will promptly notify each Bank thereof, or, if no timely notice is provided, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

                 2.5 Limitation on Interest Periods. Notwithstanding any other provision contained in this Agreement, after giving effect to any Borrowing or conversion or continuation of any Loans, there shall not be more than six different Interest Periods for Offshore Rate Loans in effect.

                 2.6 Reductions of Commitments. The Company shall have the right, at any time and from time to time, to terminate in whole or permanently reduce in part, without premium or penalty, the Commitments; provided, that the Aggregate Commitment, as reduced, shall at all times be equal to or exceed the sum of the outstanding principal amount of all Loans. The Company shall give not less than five Business Days' prior written notice to the Agent designating the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction. Promptly after receipt of a notice of such termination or partial reduction, the Agent shall notify each Bank of the proposed termination or reduction. Such termination or partial reduction of the Commitments shall be effective on the date specified in the Company's notice and shall terminate or reduce each Bank's Pro Rata share of the Aggregate Commitment so reduced. Any partial reduction shall be in an aggregate minimum amount of $5,000,000.

                 2.7  Interest on the Loans.

                 (a) Subject to Section 2.7(c), the Loans shall bear interest on the unpaid principal amount thereof from the Borrowing Date to maturity (whether by acceleration or otherwise) at a rate per annum equal to either the Offshore Rate plus the Offshore Applicable Margin, as the same may be adjusted pursuant to the definition of Offshore Applicable Margin, or the Base Rate.

                 (b) Interest shall be payable in arrears on the Loans on each Interest Payment Date applicable to that Loan.

                 (c) Any principal payments on the Loans not paid when due and, to the extent permitted by applicable law, any interest payments on the Loans not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate which is equal to the Base Rate plus 2% per annum.

                 2.8 Maturity of Loans. Each Loan shall mature and the Company shall repay the unpaid principal amount of each Loan on the Maturity Date.

                 2.9 Voluntary Prepayments. The Company may, upon not less than one Business Days' prior written or telephonic notice confirmed in writing to the Agent (in the case of a prepayment of a Base Rate Loan) or three Business Days' prior written or telephonic notice confirmed in writing to the Agent (in the case of a prepayment of a Offshore Rate Loan) (which notice the Agent will promptly transmit to each Bank), at any time and from time to time prepay any Loans in whole or in part in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount; provided that in the event of any such prepayment of any Offshore Rate Loans, the Company shall be obligated to reimburse the Banks in respect thereof pursuant to Section 3.6. If such notice of prepayment does not specify how such prepayment shall be applied, it shall be applied first to Base Rate Loans to the full extent thereof before application to Offshore Rate Loans, as determined by the Agent. All prepayments shall be applied to the payment of any interest that is due and payable at the time of such prepayment before application to principal.

                 2.10  Fees.

                 (a) Arrangement Fee. The Company shall pay to Bank of America for Bank of America's own account an arrangement fee in an amount and at the times set forth in a letter agreement between the Company and Bank of America dated the Closing Date.

                 (b) Facility Fees. The Company shall pay to the Agent a facility fee on the Aggregate Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter, equal to 0.06% per annum to be distributed to each Bank in accordance with its Pro Rata Share. Such facility fee shall accrue from the Closing Date to the Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter and on the Maturity Date; provided that, in connection with any reduction or termination of Commitments pursuant to Section 2.6, the accrued facility fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the next succeeding quarterly payment being calculated on the basis of the period from the reduction or termination date to such quarterly payment date. The facility fees provided in this Section shall accrue at all times after the Closing Date, including at any time during which one or more conditions in Section 4 are not met.

                 (c) Agency Fee. The Company shall pay to the Agent for the Agent's own account an agency fee in the amount and at the times set forth in a letter agreement between the Company and the Agent dated the Closing Date.

                 2.11 Computation of Fees and Interest. All computations of interest payable in respect of Base Rate Loans and all fees shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All computations of interest payable in respect of Offshore Rate Loans shall be made on the basis of a 360 day year and actual days elapsed, which results in more interest being paid than if computed on the basis of a 365-day year. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

                 2.12 Use of Proceeds of Loans. The Company shall use the proceeds of Loans for general corporate purposes.

                 2.13 Extension of Maturity Date. The Company may request that the Banks extend the Maturity Date for successive 364 day periods by notifying the Banks in writing through the Agent not more than 60 days nor less than 30 days prior to the Maturity Date, then in effect. The Agent shall promptly notify each Bank of such an extension request. Thereupon, the parties hereto shall commence good faith negotiations as to the terms and conditions of the proposed extension which shall include a full credit assessment of the Company by the Banks. Each Bank shall have the right to consent to or reject such extension request in the exercise of its sole and absolute discretion and shall notify the Agent of its decision not more than 20 days after receipt of such extension request from the Agent. Failure by any Bank to notify the Agent of its decision shall be deemed to be a rejection by such Bank of the extension request. If all Banks consent to such extension, the Maturity Date shall be extended for 364 days from the then current Maturity Date.


                 Section 3.  PAYMENTS IN GENERAL.

                 3.1  Taxes.

                 (a) Subject to Section 3.1(g), any and all payments by the Company to each Bank or the Agent under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income by the jurisdiction under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

                 (b) In addition, the Company shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents (hereinafter referred to as "Other Taxes").

                 (c) Subject to Section 3.1(g), the Company shall indemnify and hold harmless each Bank and the Agent for the full amount of Taxes or Other Taxes (including without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.1) paid by the Bank or the Agent and any liability (including penalties, interest, additions to tax and expenses to the extent not resulting from the gross negligence or wilful misconduct of a Bank or the Agent) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date the Bank or the Agent makes written demand therefor.

                 (d) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then, subject to Section 3.1(g): (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.1) such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Company shall make such deductions, and (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                 (e) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

                 (f) Each Bank which is a foreign Person (i.e., a Person other than a United States Person for United States Federal income tax purposes) agrees that: (i) it shall, no later than the Closing Date (or, in the case of a Bank which becomes a party hereto pursuant to Section 10.6 after the Closing Date, the date upon which the Bank becomes a party hereto) deliver to the

Company through the Agent: (A) if any Lending Office is located in the United States, two accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224"), and (B) if any Lending Office is located outside the United States, two accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("Form 1001"), in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such Lending Office or Offices under this Agreement free from withholding of United States Federal income tax; (ii) if at any time the Bank changes its Lending Office or Offices or selects an additional Lending Office as herein provided, it shall with reasonable promptness deliver to the Company through the Agent in replacement for, or in addition to, the forms previously delivered by it hereunder: (A) if such changed or additional Lending Office is located in the United States, two accurate and complete signed originals of Form 4224; or (B) otherwise, two accurate and complete signed originals of Form 1001, in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional Lending Office under this Agreement free from withholding of United States Federal income tax; (iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in (ii) above) requiring a change in the most recent Form 4224 or Form 1001 previously delivered by such Bank and if the delivery of the same be lawful, deliver to the Company through the Agent two accurate and complete original signed copies of Form 4224 or Form 1001 in replacement for the forms previously delivered by the Bank; and (iv) it shall, promptly upon the Company's reasonable request to that effect, deliver to the Company such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Bank's tax status for withholding purposes.

                 (g) The Company will not be required to pay any additional amounts in respect of United States Federal income tax pursuant to
Section 3.1(d) to any Bank for the account of any Lending Office of such Bank:
(i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with its obligations under Section 3.1(f) in respect of such Lending Office; (ii) if such Bank shall have delivered to the Company a Form 4224 in respect of such Lending Office pursuant to Section 3.1(f)(i)(A), and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Company hereunder for the account of such Lending Office after the date of delivery of such Form 4224; or (iii) if the Bank shall have delivered to the Company a Form 1001 in respect of such Lending Office pursuant to Section 3.1(f)(i)(B), and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Company hereunder for the account of such Lending Office after the date of delivery of such Form 1001.

                 (h) If, at any time, the Company requests any Bank to deliver any forms or other documentation pursuant to Section 3.1(f)(iv), then the Company shall, on demand of such Bank through the Agent, reimburse such Bank for any costs and expenses (including expenses of outside legal counsel and the allocated costs of in-house counsel) reasonably incurred by such Bank in the preparation or delivery of such forms or other documentation.

                 (i) If the Company is required to pay additional amounts to any Bank or the Agent pursuant to Section 3.1(d), then such Bank shall use its reasonable best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

                 (j) The agreements and obligations of the Company contained in this Section 3.1 shall survive the payment in full of all other Obligations.

                 3.2 Payments by the Company. All payments of principal, interest and fees hereunder shall be in the same day funds and delivered to the Agent for credit to:

                          Bank of America National Trust
                          and Savings Association
                          ABA No. 121-000-358
                          Bancontrol Account No. 12331-15429
                          Reference:  ONEOK, Inc.
                          1850 Gateway Boulevard
                          Concord, California 94520

for the account of the Banks not later than 10:00 A.M. (San Francisco time) on the date due; funds received by the Agent after that time shall be deemed to have been paid by the Company on the next succeeding Business Day.

                 3.3 Payments on Non-Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of the interest hereunder; provided that, in the event that the day on which payment relating to a Offshore Rate Loan is due is not a Business Day but is a day of the month after which no further Business Day occurs in that month, then the due date thereof shall be the next preceding Business Day and such shortening of time shall be excluded in the computation of the payment of the interest hereunder.

                 3.4  Illegality.

                 (a) If any Bank shall determine that the introduction of any Requirement of Law or any change in or in the interpretation or administration thereof has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Company through the Agent, the obligation of the Bank to make Offshore Rate Loans shall be suspended until the Bank shall have notified the Agent and the Company that the circumstances giving rise to such determination no longer exists.

                 (b) If a Bank shall determine that it is unlawful to maintain any Offshore Rate Loan, the Company shall prepay in full all Offshore Rate Loans of the Bank then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or promptly, if the Bank may not lawfully continue to maintain such Offshore Rate Loans, together with any amounts required to be paid in connection therewith pursuant to Section 3.6.

                 (c) If the Company is required to prepay any Offshore Rate Loans immediately as provided in Section 3.4(b), then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

                 (d) Before giving any notice to the Agent pursuant to this Section 3.4, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

                 3.5 Increased Costs and Reduction of Return. (a) If any Bank shall determine that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans, then the Company shall be liable for, and shall from time to time, upon demand therefor by such Bank (with a copy of such demand to the Agent), pay to such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

                 (b) If any Bank shall have determined that the introduction of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or compliance by the Bank (or its Lending Office) or any corporation controlling the Bank, with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any such central bank or other authority, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its obligation under this Agreement, then, upon demand of such Bank, the Company shall immediately pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

                 3.6 Funding Losses. The Company agrees to reimburse each Bank and to hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of: (a) the failure of the Company to make any payment or prepayment of principal of any Offshore Rate Loan (including payments made after any acceleration thereof); (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;
(c) the failure of the Company to make any prepayment after the Company has given a notice in accordance with Section 2.9; or (d) the prepayment of a Offshore Rate Loan on a day which is not the last day of the Interest Period with respect thereto; including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. This covenant shall survive the payment in full of all other Obligations.

                 3.7 Inability to Determine Rates. If Bank of America advises the Agent that it shall have determined that for any reason adequate and reasonable means do not exist for ascertaining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or if the Requisite Banks advise the Agent that the Offshore Rate applicable for any requested Interest Period does not adequately and fairly reflect the cost to such Banks of funding an Offshore Rate Loan, the Agent shall forthwith give notice of such determination to the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans, as the case may be, hereunder shall be suspended until the Agent upon the instruction of the Requisite Banks revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/ Continuation then submitted by it. If the Company does not revoke such notice with respect to Loans, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

                 3.8  Payments by Banks.   Unless the Agent shall have received
notice from a Bank at least one Business Day prior to the date of any proposed Borrowing (or, with respect to Borrowings comprised of Base Rate Loans, prior to the Agent funding such Borrowing on such Borrowing Date) that such Bank will not make available to the Agent for the account of the Company the amount of that Bank's Loan, the Agent may assume that each Bank has made such amount available to the Agent on the Borrowing date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent and the Agent in such circumstances has made available to the Company such amount, that Bank shall within two Business Days following the date of such Borrowing make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A certificate of the Agent submitted to any Bank with respect to amounts owing under this

Section 3.8 shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent within two Business Days following the date of such Borrowing, the Agent shall notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to such Loan.


                 Section 4.  CONDITIONS TO EFFECTIVENESS OF AGREEMENT
                           AND EXTENSIONS OF CREDIT.

                 4.1 Conditions of Closing. The obligation of each Bank to make its first Loan hereunder is subject to condition that the Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent and its counsel and in sufficient copies for each Bank:

                 (a) Credit Agreement. This Agreement executed by the Company and each of the Banks.

                 (b)      Resolutions; Incumbency.

                          (i) Copies of the resolutions of the board of directors of the Company approving and authorizing the execution, delivery and performance by the Company of this Agreement, the other Loan Documents to be delivered hereunder and authorizing the borrowing of the Loans, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and

                          (ii) A certificate of the Secretary or Assistant Secretary of the Company, certifying the names and true signatures of the officers of the Company authorized to execute and deliver, as applicable, this Agreement, and all other Loan Documents to be delivered hereunder.

                 (c) Articles of Incorporation; By-laws and Good Standing. Each of the following documents:

                          (i) the articles or certificate of incorporation of the Company as in effect on the Closing Date, certified by the Secretary of State of the State of incorporation of the Company as of a recent date and by the Secretary or Assistant Secretary of the Company as of the Closing Date and the bylaws of the Company as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date; and

                          (ii) a good standing certificate for the Company from the Secretary of State of its state of incorporation and each state where the Company is qualified to do business as a foreign corporation as of a recent date.

                 (d) Legal Opinion. An opinion of Gable & Gotwals, addressed to the Agent and the Banks.

                 (e) Payment of Fees. The Company shall have duly executed and delivered the fee letters referred to in Sections 2.10(a) and (c) and shall have paid all fees due and payable on the Closing Date arising under Section 2.10.

                 (f) Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that: (i) the representations and warranties contained in Section 5 are true and correct on and as of such date, as though made on and as of such date; (ii) no Default or Event of Default exists on the Closing Date; and (iii) there has occurred since August 31, 1997, no Material Adverse Effect.

                 (g) Repayment of Outgoing Selling Banks. Evidence of repayment to Mellon Bank, N.A., PNC Bank, National Association and American National Bank & Trust Company of Shawnee of all principal and interest due to them in connection with the Prior Agreement.

                 (h) Other Documents. Such other approvals, opinions or documents as any Bank may reasonably request.

                 4.2 Condition to Initial Borrowing. The obligation of each Bank to make its initial Loan hereunder is also subject to the execution of this Agreement by each bank which is a party to the Prior Agreement as of this date.

                 4.3 Conditions to all Borrowings. The obligation of each Bank to make, continue or convert any Loan hereunder (including its initial
Loan) is subject to the satisfaction of the following conditions precedent on the relevant date:

                 (a) Notice of Borrowing. With respect to borrowings of Loans, the Agent shall have received a Notice of Borrowing.

                 (b) Notice of Conversion/Continuation. With respect to conversions or continuations of Loans, the Agent shall have received a Notice of Conversion/Continuation.

                 (c) Continuation of Representations and Warranties. The representations and warranties made by the Company contained in Section 5 shall be true and correct on and as of such Borrowing Date with the same effect as if made on and as of such Borrowing Date.

                 (d) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing.

Each Borrowing by the Company hereunder shall constitute a representation and warranty by the Company hereunder as of the date of each such Borrowing that the conditions in this Section 4.3 have been satisfied.


                 Section 5.  REPRESENTATIONS AND WARRANTIES

                 The Company represents and warrants to the Agent and each Bank that:

                 5.1 Corporate Existence and Power. The Company and each of its Subsidiaries: (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver and perform its obligations under the Loan Documents; (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification; and (d) is in material compliance with all Requirements of Law.

                 5.2 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and any other Loan Document have been duly authorized by all necessary corporate action and do not and will not: (a) contravene the terms of the Company's certificate of incorporation, bylaws or other organization document; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any indenture, agreement, lease, instrument, Contractual Obligation, injunction, order, decree or undertaking to which the Company is a party; or (c) violate any material Requirement of Law.

                 5.3 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery, performance or enforcement against the Company of the Agreement or any other Loan Document or any other instrument or agreement required hereunder to be made by the Company.

                 5.4 Binding Effect. This Agreement and each other Loan Document to which the Company is a party constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

                 5.5 Litigation. Except as disclosed in the Company's Annual Report on Form 10-K for the year ending August 31, 1997 and in the Company's Quarterly Reports on Form 10-Q for the quarters ending November 30, 1997, February 28, 1998 and May 31, 1998, as filed with the Securities and Exchange Commission, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which:
(a) purport to affect or pertain to this Agreement, or any Loan Document, or any of the transactions contemplated hereby or thereby; or (b) if determined adversely to the Company, or its Subsidiaries, might have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery and performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

                 5.6 No Default. No Default or Event of Default exists or would result from the incurring of obligations by the Company under this Agreement or any other Loan Document. Neither the Company, nor any of its Subsidiaries, is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could have a reasonable likelihood of having a Material Adverse Effect.

                 5.7 ERISA Compliance. Each of the Company and the ERISA Affiliates has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance with all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or any Plan or Multiemployer Plan.

                 5.8 Use of Proceeds; Margin Regulations. The proceeds of the Loans shall be used solely for the purposes set forth in Sections 2.12. No portion of the Loans will be used, directly or indirectly, (i) to purchase or carry Margin Stock or (ii) to repay or otherwise refinance Indebtedness of the Company or others incurred to purchase or carry Margin Stock, or (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock. No proceeds of any Loans will be used to acquire any security in any transaction which is subject to Section 13 or 14 of the Exchange Act.

                 5.9 Title to Properties. The Company and each of its Subsidiaries has good record and marketable title in fee simple to or valid leasehold interests in all its property, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. The property is free and clear of all Liens or rights of others, except Permitted Liens.

                 5.10 Taxes. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and no Notice of Lien has been filed or recorded. There is no proposed tax assessment against the Company or any of its Subsidiaries which would, if the assessment were made, have a Material Adverse Effect.

                 5.11  Financial Condition.

                 (a) The audited consolidated financial statements of financial condition of the Company and its Subsidiaries dated August 31, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal year ended on that date: (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) are complete, accurate and fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and (iii) show all material Indebtedness and other liabilities of the Company and its consolidated Subsidiaries as of the date thereof (including liabilities for taxes and material commitments).

                 (b) Since August 31, 1997, there has been no Material Adverse Effect.

                 (c) Schedule 5.11 sets forth all material contingent obligations of the Company as of the Closing Date.

                 5.12 Environmental Matters. The operations of the Company and each of its Subsidiaries comply in all material respects with all Environmental Laws. The Company and each of its Subsidiaries has obtained all licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") necessary for its operations, and all such Environmental Permits are in good standing, and the Company and each of its Subsidiaries is in compliance with all terms and conditions of such Environmental Permits. There are no conditions or circumstances which may give rise to any Environmental Claim arising from the operations of the Company or its Subsidiaries, including Environmental Claims associated with any operations of the Company or its Subsidiaries with a potential liability in excess of $10,000,000 in the aggregate. Without limiting the generality of the foregoing, the Company and its Subsidiaries have notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA or any other Environmental Law.

                 5.13 Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiaries of the Company, is (a) an "Investment Company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

                 5.14 No Burdensome Restrictions. Neither the Company, nor any of its Subsidiaries is a party to or bound by any Contractual Obligation or subject to any charter or corporate restriction or any Requirement of Law which could reasonably be expected to have a Material Adverse Effect.

                 5.15 Insurance. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies or self-insured, in such amounts, with such deductibles and covering such risks as is customarily carried on by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

                 5.16 Full Disclosure. None of the representations or warranties made by the Company or any of its Subsidiaries in the Loan Documents as of the date of such representations and warranties, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of the Company or any of its Subsidiaries in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.

                 5.17 Year 2000. The Company has developed and implemented a comprehensive, detailed program to address on a timely basis the "Year 2000 problem" (that is, the risk that computer applications used by the Company may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999) and reasonably anticipates that it will on a timely basis successfully resolve the Year 2000 problem for all material computer applications used by it. The Company, on the basis of inquiry made, believes that each supplier, vendor and customer of the Company that is of material importance to the financial well-being of the Company will also successfully resolve on a timely basis the Year 2000 problem for all of its material computer applications.


                 Section 6.  AFFIRMATIVE COVENANTS

                 The Company covenants and agrees that, so long as any Bank shall have any Commitment hereunder, or any Loan or other amount shall remain unpaid, unless the Requisite Banks waive compliance in writing:

                 6.1 Financial Statements. The Company shall deliver to the Agent in form and detail satisfactory to the Agent, with copies for each Bank:

                 (a) as soon as available, but not later than 120 days after the end of each fiscal year of the Company, a copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, together with the Company's annual stockholders' report; and

                 (b) as soon as available, but not later than 60 days after the end of each of the first three fiscal quarters of each year a copy of the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, together with the Company's interim stockholders' report.

                 6.2 Certificates; Other Information. The Company shall furnish to the Agent with sufficient copies for each Bank:

                 (a) concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and (b) above, a certificate of a Responsible Officer (i) stating that, to the best of such officer's knowledge, the Company, during such period, has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and (ii) showing in detail the calculations supporting such statement in respect of Sections 7.5 and 7.6;

                 (b) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission; and

                 (c) from time to time such additional information regarding the financial position or business of the Company or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as the Agent, at the request of any Bank, may reasonably request.

                 6.3 Notices. The Company shall promptly notify the Agent and each Bank:

                 (a) of the occurrence of any Default or Event of Default and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default and the action which the Company is taking or proposes to take with respect thereto;

                 (b) of any (i) breach or non-performance of, or any default under any Contractual Obligation of the Company or any of its Subsidiaries which could result in a Material Adverse Effect; or (ii) dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority which could result in a Material Adverse Effect;

                 (c) of the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary (i) in which the amount of damages claimed is $10,000,000 (or its equivalent in another currency or currencies) or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, could have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document or the operations of the Company or any of its Subsidiaries;

                 (d) upon, but in no event later than ten days after, becoming aware of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Company or any Subsidiary or any of their properties pursuant to any applicable Environmental Laws, (ii) all other Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Company or any Subsidiary that could reasonably be anticipated to cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws which, in the case of each of clauses
(i), (ii) and (iii) could have a Material Adverse Effect;

                 (e) as soon as possible, and in any event within ten days after the Company knows or has reason to know that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, which the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

                 (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of
         Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 302 of ERISA shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code);

                 (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

                 (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                 (iv) the complete or partial withdrawal by the Company or any ERISA Affiliate under Section 4201 or 4204 of ERISA from a Multiemployer Plan, or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA; and

                 (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days, or an action is taken by any such fiduciary under Section 4219(c)(5) of ERISA; and

                 (f) promptly upon becoming aware of any Material Adverse Effect, notice thereof.

                 Each notice pursuant to this Section shall be accompanied by a written statement by a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

                 6.4 Preservation of Corporate Existence, Etc. The Company shall and cause each of its Subsidiaries to: (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its State or jurisdiction of incorporation (except for mergers permitted by Section 7.2); (b) preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business (measured on a consolidated basis) except in connection with transactions permitted by Section 7.2; (c) use its reasonable efforts, in the ordinary course and consistent with past practice, to preserve its business organization and preserve the goodwill and business of the customers, suppliers and others having business relations with it; and (d) preserve or renew all of its registered trademarks, trade names and service marks, the non-preservation of which could have a Material Adverse Effect.

                 6.5 Maintenance of Property. The Company shall maintain, and shall cause each of its Subsidiaries to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted. The Company shall use the standard of care typical in the industry in the operation of its facilities.

                 6.6 Insurance. The Company shall self-insure or maintain, and shall cause each Subsidiary to self- insure or to maintain, with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including workers' compensation insurance, public liability and property and casualty insurance.

                 6.7 Payment of Obligations. The Company shall, and shall cause its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including: (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; (b) all lawful claims which, if unpaid, might by law become a Lien upon its property; and (c) all Indebtedness as and when due and payable.

                 6.8 Compliance with Laws. The Company shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

                 6.9 Inspection of Property and Books and Records. The Company shall maintain and shall cause each of its Subsidiaries to maintain, proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiaries. The Company will permit, and will cause each of its subsidiaries to permit, representatives of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers employees and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists the Agent or any Bank may visit and inspect at the expense of the Company such properties at any time during business hours and without advance notice.


                 Section 7.  NEGATIVE COVENANTS

                 The Company hereby covenants and agrees that, so long as any Bank shall have any Commitment hereunder, or any Loan or other amount payable hereunder shall remain unpaid, unless the Requisite Banks waive compliance in writing:

                 7.1 Limitation on Liens. The Company shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or offer or agree to do so, other than the following ("Permitted Liens"):

                 (a) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings;

                 (b) Liens (other than any Lien imposed by ERISA) on the property of the Company or any of its Subsidiaries incurred, or pledges or deposits required, in connection with workmen's compensation, unemployment insurance and other social security legislation;

                 (c) Liens on assets acquired after the date of this Agreement, provided, however, that such Liens existed at the time such assets were acquired and were not created in anticipation thereof;

                 (d) Liens securing taxes that remain payable without penalty or which are being contested in good faith by appropriate proceedings where collection thereof is stayed; provided that the Company has set aside on its books reserves with respect to such taxes (segregated to the extent required by GAAP) deemed by it to be adequate;

                 (e) Purchase money security interests on any property acquired or held by the Company in the ordinary course of business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that any such Lien attaches to such property concurrently with or within 90 days after the acquisition thereof and provided that the principal amount of the Indebtedness secured by any such purchase money security interests shall not in the aggregate exceed 5% of the Consolidated Capitalization of the Company and its Subsidiaries;

                 (f) Any right which any municipal or governmental body or agency may have by virtue of any franchise, license, contract or status to purchase or designate a purchaser of, or order the sale of, any property of the Company upon payment of reasonable compensation therefor or to terminate any franchise, license or other rights or to regulate the property and business of the Company;

                 (g) Any liens, neither assumed by the Company nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by the Company for sub-station, measuring station, regulating station, gas purification station, compressor station, transmission line, distribution line or right-of-way purposes;

                 (h) Easements or reservations in any property of the Company for the purpose of roads, pipe lines, gas transmission and distribution lines, electric light and power transmission and distribution lines, water mains and other like purposes, and zoning ordinances, regulations and restrictions which do not impair the use of such property in the operation of the business of the Company;

                 (i) Liens securing Indebtedness that the Company or a Subsidiary has not assumed or become obligated to repay directly or contingently; and

                 (j) Liens not otherwise permitted by this Section 7.1 if at the time of, and after giving effect to, the creation or assumption of any such Lien, the aggregate of all obligations of the Company secured by any Liens not otherwise permitted hereby does not exceed 10% of the Consolidated Capitalization of the Company and its Subsidiaries.

                 7.2 Merger and Sale of Assets. The Company shall not, nor shall it permit any of its Subsidiaries to, consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety (measured on a consolidated basis) to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety (measured on a consolidated basis) to the Company, unless:

                 (a) in case the Company shall consolidate with or merge into another corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a solvent corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and shall expressly assume in writing the due and punctual payment of all Obligations and the performance of every covenant of this Agreement on the part of the Company to be performed or observed;

                 (b) immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such

Subsidiary at the time of such transaction, no Event of Default or Default shall have happened and be continuing;

                 (c) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a Lien, which would not be permitted by this Agreement, the Company or such successor corporation or Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Obligations equally and ratably with all Indebtedness secured thereby; and

                 (d) the Company has delivered to the Agent a certificate signed by a Responsible Officer and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease complies with this
Section 7.2 and that all conditions precedent herein provided for relating to such transaction have been complied with, and such certificate shall additionally state that, in the opinion of the board of directors of the Company, the transaction is in the interest of the Company and not disadvantageous to the Agent and the Banks, provided, however, the foregoing shall not be deemed to restrict or preclude the merger or consolidation of any Subsidiary with or into the Company or any other Subsidiary, or the conveyance, transfer or lease of the properties and assets of any Subsidiary substantially as an entirety (measured on a consolidated basis) to any other Subsidiary, if the requirements of subsection 7.2(a), (b), and (c) shall have been met, and a certificate signed by a Responsible Officer and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease complies with this Section
7.2 and that all conditions precedent herein provided for relating to such transaction have been complied with, shall have been delivered to the Agent in sufficient copies for each Bank, provided, further, that the Company shall not convey or transfer any assets to a Subsidiary for the purpose of improving the credit position of such Subsidiary in order to enable it to borrow money.

                 Upon any consolidation by the Company with or merger by the Company into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person in accordance with this Section 7.2, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such successor corporation had been named as the Company herein, and thereafter, except in the case of a lease to another Person, the predecessor corporation shall be relieved of all obligations and covenants under this Agreement.

                 7.3 Acquisitions, Loans and Investments. The Company shall not, directly or indirectly, purchase or acquire, or permit any of its Subsidiaries to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, assets, obligations or other securities of or any interest in, any Person, or make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including, without limitation, any Affiliates of the Company, except for:

                 (a) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

                 (b) extensions of credit by the Company to any of its wholly-owned Subsidiaries or by any of its wholly-owned Subsidiaries to another of its wholly-owned Subsidiaries of the Company in the ordinary course of business;

                 (c) additional purchases of, or investments in, the stock of Subsidiaries, joint ventures or the capital stock, assets, obligations or other securities of, or interest in, other Persons which are engaged in the business of the purchasing, gathering, compression, transportation, distribution, marketing, or storage of natural gas and compressed natural gas, the exploration or production of natural gas or oil or the processing of natural gas liquids or other natural gas-related businesses; provided that such purchases or investments are not opposed by such Person; and

                 (d)      Transactions not otherwise permitted by this Section
7.3 if at the time of, and after giving effect to, such extensions of credit and investments, the aggregate book value of all such extensions of credit and investments not otherwise permitted hereby does not exceed $5,000,000 in the aggregate.

                 7.4 Compliance with ERISA. The Company shall not directly or indirectly and shall not permit any ERISA Affiliate directly or indirectly (i) to terminate, any Plan subject to Title IV of ERISA so as to result in any material (in the opinion of the Requisite Banks) liability to the Company or any ERISA Affiliate, (ii) to permit to exist any ERISA Event or any other event or condition, which presents the risk of a material (in the opinion of the Requisite Banks) liability of the Company or any ERISA Affiliate, or (iii) to make a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any Multiemployer Plan so as to result in any material (in the opinion of the Requisite Banks) liability to the Company or any ERISA Affiliate, (iv) to enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder except in the ordinary course of business consistent with past practice which could result in any material (in the opinion of the Requisite Banks) liability to the Company or any ERISA Affiliate, or (v) permit the present value of all nonforfeitable accrued benefits under each Plan (using the actuarial assumptions utilized by the PBGC upon termination of a Plan) materially (in the opinion of the Requisite Banks) to exceed the fair market value of Plan assets allocable to such benefits, all determined as of the most recent valuation date for each such Plan.

                 7.5 Restricted Payments. The Company covenants that it will not (a) declare or pay any dividend (other than dividends payable in common stock of the Company) or make any other distribution on any shares of capital stock of the Company of any class or (b) purchase, redeem or otherwise acquire or retire for value, either directly or indirectly (other than in exchange for or from the proceeds of other shares of capital stock of the Company), any shares of capital stock of the Company of any class, if the aggregate amount so declared, paid, distributed or expended after August 31, 1991 would exceed the aggregate amount of the consolidated net income of the Company and its Subsidiaries accumulated after August 31, 1991 plus $125,000,000; provided, however, that the Company may declare or pay dividends or make other distributions on any class or series of preferred stock of the Company and may purchase or retire for a consideration any shares thereof to the extent required to comply with any sinking or purchase fund established therefor, but all amounts so declared, paid, distributed or expended shall be included in all subsequent computations pursuant to this Section 7.5. The term "stock" as used in this Section 7.5 shall include warrants, rights and options to purchase stock.

                 7.6 Limitation on Senior Funded Indebtedness. The Company shall not create, make, incur, assume, issue or guarantee, directly or indirectly, any Senior Funded Indebtedness unless the Consolidated Net Tangible Assets of the Company shall be at least equal to 150% of Consolidated Senior Funded Indebtedness, after giving effect to the receipt and application of the proceeds of any such Senior Funded Indebtedness proposed to be created, made, incurred, assumed, issued or guaranteed, all as shown by the consolidated balance sheet of the Company and its Subsidiaries as of a date not more than 90 days prior to the proposed transaction (but giving effect thereto), prepared as hereinafter provided. Said balance sheet shall be prepared by the Company on the basis of the latest available consolidated balance sheet of the Company and its Subsidiaries on which a report has been issued by a firm of certified or public accountants of recognized national standing (which balance sheet as to which such a report has been issued shall be as of a date not more than twelve months prior to the date of such consolidated balance sheet), adjusted to reflect the proposed transaction on a pro forma basis as well as to reflect transactions which shall have occurred between the date of said balance sheet.

                 7.7 Change in Business. The Company shall not, and shall not permit any of its Subsidiaries to, engage in any material line of business substantially different from those lines of business carried on by it on the date hereof.


                 Section 8.  EVENTS OF DEFAULT

                 8.1 Events of Default. Any of the following events shall constitute an "Event of Default":

                 (a) The Company fails to pay any amount of principal of any Loan when due, or fails to pay any other interest, fees or any other amount payable hereunder or pursuant to any other Loan Document within five days of when due; or

                 (b) Any representation or warranty by the Company or any of its Subsidiaries herein, in any Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under this Agreement, or in or under any Loan Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                 (c) The Company fails to perform or observe any term, covenant or agreement contained in Section 6.3(a), 6.3(f), 6.9, or 7; or

                 (d) The Company fails to perform or observe any other term or covenant contained in this Agreement or in any Loan Document (other than those covered by Section 8.1(a) or 8.1(c) above) for 10 days after written notice thereof has been given to the Company by the Agent at the request of any Bank; or

                 (e) The Company or any of its Subsidiaries (i) fails to make any payment in respect of any Indebtedness when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness, and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or any contingent obligation to become payable or cash collateral in respect thereof to be demanded; or

                 (f) The Company or any of its Subsidiaries (i) becomes insolvent or generally fails to pay, or admit in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course substantially as it is conducted on the Closing Date; (iii) commences any Insolvency Proceeding or files any petition or answer in any Insolvency Proceeding; (iv) acquiesces in the appointment of a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business or effects a plan or other arrangement with its creditors; (v) admits the material allegations of a petition filed against it in any Insolvency Proceeding, or (vi) takes any action to effectuate any of the foregoing; or

                 (g) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Subsidiary or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any of its Subsidiaries' assets and any such proceedings or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; or

                 (h) An event or condition specified in Section 7.4 shall occur or exist with respect to any Plan or Multiemployer

Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the opinion of the Requisite Banks shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) which is in the determination of the Requisite Banks, material in relation to the consolidated financial position of the Company and the Consolidated Subsidiaries; or

                 (i) A judgment or order for the payment of money in excess of $10,000,000 shall be rendered against the Company or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 10 days; or any non-monetary judgment, order or decree shall be rendered against the Company or any of its Subsidiaries which does or could be expected to have a Material Adverse Effect, and either (i) enforcement proceedings shall have been commenced by any Person upon such judgment or order or (ii) there shall be any period of ten consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                 (j)      A Material Adverse Effect shall occur.

                 8.2 Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Requisite Banks, (a) declare the Commitment of each Bank to make Loans to be terminated, whereupon such Commitments shall forthwith be terminated; (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon and all other amounts payable hereunder to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; (c) exercise all rights and remedies available to it under the Loan Documents or applicable law; provided, however, that upon the occurrence of any event specified in Section 8.1(f) or 8.1(g) above (in the case of such clause (g) upon the expiration of the 60 day period mentioned therein), the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Bank.

                 8.3 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement.

                 Section 9.  THE AGENT

                 9.1 Appointment and Authorization. Each Bank hereby irrevocably appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.
Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

                 9.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

                 9.3 Liability of Agent. None of the Agent, its Affiliates, or any of their respective officers, directors, employees, agents, or attorneys-in-fact (collectively, the "Agent-Related Persons") shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement (except for its own gross negligence or willful misconduct) or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary of the Company or any officer thereof contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of its Subsidiaries.

                 9.4  Reliance by Agent.

                 (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telecopy, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Requisite Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Requisite Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

                 (b) For purposes of determining compliance with the conditions specified in Sections 4.1 and 4.2, each Bank shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from the Bank prior to the initial Borrowing specifying its objection thereto and either such objection shall not have been withdrawn by notice to the Agent to that effect or the Bank shall not have made available to the Agent the Bank's ratable portion of such Borrowing.

                 9.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees payable to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Requisite Banks; provided, however, that unless and until the Agent shall have received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

                 9.6 Credit Decision. Each Bank expressly acknowledges that none of the Agent-Related Persons has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries and made its own decision to enter into this Agreement and extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

                 9.7 Indemnification. The Banks agree to indemnify the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the

Company to do so), ratably according to the respective amounts of their outstanding Loans, or, if no Loans are outstanding, their Commitment, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loans) be imposed on, incurred by or asserted against any such person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such person under or in connection with any of the foregoing; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent promptly upon demand for its ratable share of any costs or out-of-pocket expenses (including fees and expenses of counsel and the allocated cost of in-house counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company.

                 9.8 Agent in Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from and generally engage in any kind of business with the Company and its Subsidiaries and Affiliates as though Bank of America were not the Agent hereunder and without notice to the Banks. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include Bank of America in its individual capacity.

                 9.9 Successor Agent. The Agent may, and at the request of the Requisite Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent shall resign as Agent under this Agreement, the Requisite Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by the Company. If no successor Agent is appointed prior to the effective date of the resignation of the

Agent, the Agent may, but shall not be obligated to, appoint after consulting with the Banks and the Company, a successor agent from among the Banks. At end of such 30 days' notice period any successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's rights, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 9 and Sections 10.4 and 10.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. Concurrently with giving a notice of resignation, the Agent may, in its sole discretion, require that all payments to be made between the Company and the Banks that were previously made to the Agent on behalf of the Company or the Banks, as applicable, shall thereafter be made directly between the Company and the Banks.

                 9.10 Documentation Agent, Co-Agent and Arranger. No entity listed as a Documentation Agent or Co-Agent on the cover hereof shall have any duties or responsibilities hereunder except in its capacity as a Bank. No entity appearing on the cover hereof as an Arranger shall have any duties or responsibilities hereunder.


                 Section 10.  MISCELLANEOUS

                 10.1 Amendments and Waivers; Extension of Availability Period. (a) No amendment or waiver of any provision of this Agreement or any other Loan Document and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Requisite Banks, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks do any of the following: (a) increase the Commitment of any Bank or subject any Bank to any additional obligations; (b) postpone or delay any date fixed for any payment of principal, interest, fees or other amounts due hereunder or under any Loan Document; (c) reduce the principal of, or the rate of interest specified herein on any Loan, or of any fees or other amounts payable hereunder or under any Loan Document; (d) change the Pro Rata Share of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Banks or any of them to take any action hereunder; (e) amend this Section 10.1; provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Requisite Banks, affect the rights or duties of the Agent under this Agreement.

                 10.2 Notices. Except for telephonic notices expressly required or permitted by Sections 2.3 and 2.4, all notices, requests and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, transmitted or delivered, if to the Company to its address specified on Schedule 3 hereto; if to any Bank, to its Domestic Lending Office specified on Schedule 3 hereto; and if to the Agent, to its address specified on Schedule 3 hereto; or, as to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as to each other party at such other address as shall be designated by such party in a written notice to the Company and the Agent. All such notices and communications shall be effective when delivered for overnight delivery, delivered to the telegraph company, transmitted by telecopier and confirmed by telephone, transmitted by telex and confirmed by telex answerback or delivered to the cable company, as applicable, or if delivered, upon delivery, except that written and telephonic notices pursuant to Section 2 or 3 shall not be effective until received by the Agent.

                 10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent, any Bank or the Company, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

                 10.4 Costs and Expenses. The Company shall, whether or not the transactions contemplated hereby shall be consummated:

                 (a) pay or reimburse the Agent on demand for all reasonable costs and expenses incurred in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to, this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable costs and expenses of counsel to the Agent (and the reasonable allocated cost of internal counsel) with respect thereto;

                 (b) pay or reimburse each Bank and the Agent on demand for all reasonable costs and expenses incurred by them in connection with the enforcement or preservation of any rights (including in connection with any "workout" or restructuring regarding the Loans) under this Agreement, any Loan Document, and any such other documents, including reasonable fees and out-of-pocket expenses of counsel (and the reasonable allocated cost of internal counsel) to the Agent and to each of the Banks; and

                 (c) pay or reimburse the Agent on demand for all reasonable appraisal, audit, search and filing fees, incurred or sustained by the Agent in connection with the matters referred to under paragraphs (a) and
(b) above.

                 10.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank.

                 10.6  Assignments, Participations etc.

                 (a) Any Bank may, with the written consent of the Agent and the Company, which consent shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees and, with notice to the Agent, but without the consent of the Agent, may assign to any of its wholly-owned bank Affiliates (each an "Assignee") all or any part of the Loans or the Commitment or any other rights or obligations of such Bank hereunder in a minimum amount equal to the lesser of (i) such Bank's Commitment and (ii) $10,000,000; provided, however, that the Commitment of any Bank after giving effect to any assignment shall not be less than $10,000,000; provided, further, that the Company and the Agent may continue to deal solely and directly with such Bank in connection with the interests so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee and (ii) such Bank and its Assignee shall have delivered to the Company and the Agent a Notice of Commitment Assignment Notice and Acceptance substantially in the form of Exhibit C ("Notice of Assignment and Acceptance"); and (iii) the processing fees of $5,000 shall have been paid to the Agent. Any Bank may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

                 (b) From and after the date that the Agent notifies the assignor Bank and the Assignee that it has received the Notice of Assignment and Acceptance, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Notice of Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Notice of Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents. The Commitment allocated to each Assignee shall reduce the Commitment of the assigning Bank pro tanto.

                 (c) Any Bank may at any time sell to one or more banks or other entities (a "Participant"), participating interests in any Loans, the Commitment of that Bank or any other interest of that Bank hereunder; provided, however, that (i) the Bank's obligations under this Agreement shall remain unchanged, (ii) the Bank shall remain solely responsible for the performance of such obligations, (iii) the Company and the Agent shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement, and (iv) no Bank shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to this Agreement except to the extent such amendment, consent or waiver would require unanimous consent as described in the first proviso to Section 10.1. In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation, except that if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

                 (d) Each Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to it by the Company or any Subsidiary of the Company or by the Agent on such Company's or Subsidiary's behalf in connection with this Agreement and neither it nor any of its Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement, except to the extent such information (i) was or becomes generally available to the public other than as a result of a disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided, further, however, that any Bank may disclose such information (A) at the request of any Bank regulatory authority or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable law; (D) at the express direction of any other agency of any State of the United States of America or of any other jurisdiction in which such Bank conducts its business; and (E) to such Bank's independent auditors and other professional advisors who have agreed to keep such information confidential. Notwithstanding the foregoing, the Company authorizes each Bank to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee such financial and other information in such Bank's possession concerning the Company or its Subsidiaries which has been delivered to the Banks pursuant to this Agreement or which has been delivered to the Banks by the Company in connection with the Banks' credit evaluation of the Company prior to entering into this Agreement; provided that such Transferee agrees in writing to such Bank to keep such information confidential to the same extent required of the Banks hereunder.

                 10.7 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Company against any and all obligations of the Company now or hereafter existing under this Agreement or any other Loan Document and any Loan held by such Bank irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this
Section 10.7 are in addition to the other rights and remedies (including without limitation, other rights of set-off) which the Bank may have.

                 10.8  Sharing of Payments, Etc.  If, other than as provided in
Section 3.1, 3.5 or 3.6, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) (a) in excess of its Pro Rata Share of payments on account of the Loans obtained by all the Banks, such Bank shall forthwith
(i) notify the Agent of such fact (and the Agent will promptly notify the other Banks), and (ii) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid thereto together with an amount equal to such paying Bank's ratable share (according to the proportion of (A) the amount of such paying Bank's required repayment to (B) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 10.8 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.7) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent shall keep records (which shall be conclusive and binding in the absence of manifest error), of participations purchased pursuant to this Section 10.8 and shall in each case notify the Banks following any such purchases.

                 10.9 Indemnity. Whether or not the transactions contemplated hereby shall be consummated:

                 (a) General Indemnity. The Company shall pay, indemnify, and hold each Bank, the Agent and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs) of any kind or nature whatsoever in connection with or arising out of or as a result of this Agreement or any other Loan Document or the Borrower's use of any Loan, or any investigation, litigation or proceeding related thereto, whether or not the Agent or such Lender is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person.

                 (b)      Survival; Defense.  The obligations in this Section
10.9 shall survive payment of all other Obligations. At the election of any Indemnified Person, the Company shall defend such Indemnified Person using legal counsel reasonably satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of the Company, and the Banks and the Agent shall cooperate with the reasonable requests of such counsel. All amounts owing under this Section 10.9 shall be paid within 30 days after demand.

                 10.10 Marshalling; Payments Set Aside. Neither the Agent nor the Banks shall be under any obligation to marshall any assets in favor of the Company or any other Person or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment or payments to the Agent or the Banks, or the Agent or the Banks enforce their Liens or exercise their rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party in connection with any Insolvency Proceeding, or otherwise, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set- off had not occurred.

                 10.11 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of its Offshore Lending Office and its Domestic Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

                 10.12 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Agent.

                 10.13 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

                 10.14  Governing Law and Jurisdiction.

                 (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.

                 (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE CENTRAL DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

                 10.15 Waiver of Jury Trial. THE COMPANY, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF

THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                 10.16 Purchasing and Selling of Commitments and Loans. On the date of this Agreement, certain Banks (the "Buying Banks") hereby agree to purchase without recourse, and certain Banks (the "Selling Banks") hereby agree to sell without recourse, such an interest (with respect to the Prior Agreement) in the Aggregate Commitment and the outstanding Loans (under the Prior Agreement) as is required (together with the increase in the Aggregate Commitment provided for in Schedule 1.1) to give each Bank its share of the Aggregate Commitment and Loans in this Agreement indicated on Schedule 1.1 hereto.

                 Each Selling Bank represents and warrants to each Buying Bank that it is the legal and beneficial owner of the Commitment and Loans being assigned by it and that the same are free and clear of any adverse claim. Other than as provided above, no Selling Bank makes any representation or warranty and assumes no responsibility with respect to the Commitments, the Loans, this Agreement or any other instrument or document furnished pursuant thereto, the financial condition of the Company, or the performance or observance by the Company hereunder. The Company agrees to pay on demand directly to any Selling Bank any costs of the type set forth in Section 3.6 of the Agreement incurred by such Selling Bank in respect of any portion of its Loans being assigned hereunder. The Company and the Agent hereby consent to such assignments.

                 By signing below, each Buying Bank not heretofore a Bank under the Prior Agreement agrees to be a party to, and be bound by the terms of, this Agreement as a "Bank" hereunder. From and after the date hereof, and upon repayment to them of all principal and interest due to them in connection with the Prior Agreement, Mellon Bank, N.A., PNC Bank, National Association and American National Bank & Trust Company of Shawnee (which were parties to the Prior Agreement) shall have no Commitments under this Agreement and shall no longer be parties to this Agreement.

                 10.17 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire Agreement and understanding among the Company, the Banks and the Agent and supersedes all prior or contemporaneous Agreements and understandings of such persons, verbal or written, relating to the subject matter hereof and thereof except for the fee letters referred to in Section
2.10 and any prior arrangements made with respect to the payment by the Company of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Agent or the Banks.

                 10.18 Interpretation. This Agreement is the result of negotiations between and has been reviewed by counsel to the Agent, the Company and other parties, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Banks, the Agent or the Company merely because of the Agent's, the Banks' or the Company's involvement in the preparation of such documents and agreements.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                          ONEOK, INC.


                          By:
                          Name:
                          Title:


                          BANK OF AMERICA NATIONAL TRUST
                          AND SAVINGS ASSOCIATION,
                          as Administrative Agent


                          By:
                          Name:
                          Title:


                          BANK OF AMERICA NATIONAL TRUST
                          AND SAVINGS ASSOCIATION, as a Bank


                          By:
                          Name:
                          Title:


                          BANKONE, OKLAHOMA, N.A. (formerly
                          known as BANKONE, OKLAHOMA CITY
                          and successor by merger to LIBERTY
                          BANK AND TRUST COMPANY OF OKLAHOMA
                          CITY, N.A. and LIBERTY BANK AND
                          TRUST COMPANY OF TULSA, NATIONAL
                          ASSOCIATION)


                          By:
                          Name:
                          Title:

                          CHASE BANK OF TEXAS, N.A. (formerly
                          known as TEXAS COMMERCE BANK,
                          NATIONAL ASSOCIATION)


                          By:
                          Name:
                          Title:

                          NATIONSBANK, N.A. (successor
                          by merger to NATIONSBANK OF
                          TEXAS, N.A.)


                          By:
                          Name:
                          Title:


                          SUNTRUST BANK, ATLANTA


                          By:
                          Name:
                          Title:

                          By:
                          Name:
                          Title:


                          BANK OF OKLAHOMA, N.A.


                          By:
                          Name:
                          Title:


                          UMB BANK, N.A.


                          By:
                          Name:
                          Title:


                          COMMERCE BANK, N.A.


                          By:
                          Name:
                          Title:

                          WESTAR BANK OF BARTLESVILLE


                          By:
                          Name:
                          Title:


                          CITIZENS BANK OF LAWTON


                          By:
                          Name:
                          Title:


                          THE STILLWATER NATIONAL BANK
                          AND TRUST COMPANY


                          By:
                          Name:
                          Title:


                          MELLON BANK, N.A. (as a Selling
                          Bank for purposes of Section 10.16
                          only)


                          By:
                          Name:
                          Title:


                          PNC BANK, NATIONAL ASSOCIATION
                          (as a Selling Bank for purposes
                          of Section 10.16 only)


                          By:
                          Name:
                          Title:


                          AMERICAN NATIONAL BANK & TRUST
                          COMPANY OF SHAWNEE (as a Selling
                          Bank for purposes of Section 10.16
                          only)

                          By:
                          Name:
                          Title:

                                 SCHEDULE 1.1


                        COMMITMENTS AND PRO RATA SHARES


                                                         PRO RATA
            BANK                              COMMITMENT           SHARE __
            ----                              ----------           ------
Bank of America National Trust
  and Savings Association                   $ 36,750,000         18.37500000%
BankOne, Oklahoma, N.A.                     $ 36,750,000         18.37500000%
Chase Bank of Texas, N.A.                   $ 25,000,000         12.50000000%
NationsBank, N.A.                           $ 25,000,000         12.50000000%
SunTrust Bank, Atlanta                      $ 25,000,000         12.50000000%
Bank of Oklahoma, N.A.                      $ 20,000,000         10.00000000%
UMB Bank, N.A.                              $ 15,000,000          7.50000000%
Commerce Bank, N.A.                         $ 10,000,000          5.00000000%
WestStar Bank of Bartlesville               $  4,500,000          2.25000000%
Citizens Bank of Lawton                     $  1,000,000          0.50000000%
The Stillwater National Bank and
  Trust Company                             $  1,000,000          0.50000000%

                           Total            $200,000,000        100.00000000%

                                  SCHEDULE 3


                    OFFSHORE AND DOMESTIC LENDING OFFICES,
                            ADDRESSES FOR NOTICES



J. D. Neal
Vice President and Chief Financial Officer
ONEOK, Inc.
100 West Fifth Street
Tulsa, Oklahoma 74102-0871
Phone: (918) 588-7914
Fax: (918) 588-7960

Daryl Patterson
Credit Manager
Bank of America National Trust and
  Savings Association
Three Allen Center, Suite 4558
333 Clay Street
Houston, TX 77002-4103
Phone:  (713) 651-4950
Fax:  (713) 651-4808

Claudette Strickland
Assistant Vice President
Bank of America National Trust and
  Savings Association
1850 Gateway Blvd., 3rd Floor
Concord, CA 94520-3282
Phone:  (925) 675-7483
Fax:  (925) 603-8208

Ula Bernstine
BankOne, Oklahoma, N.A.
500 Throckmorton
6th Floor Parking Garage
Forth Woth, TX 76102
Phone: (817) 884-4535
Fax: (817) 884-4651

David G. Page
Senior Vice President
BankOne, Oklahoma, N.A.
15 East Fifth Street
Tulsa, OK 74103
Phone: (918) 586-5430
Fax: (918) 586-5474

Donna German
Managing Director
Chase Bank of Texas, N.A.
Structured Finance and Global Oil & Gas
2200 Ross Avenue, 3rd Floor
Dallas, TX 75201
Phone:  (214) 965-2540
Fax:  (214) 965-2389

Curtis L. Anderson
NationsBank, N.A.
Sixty Fourth Floor
901 Main Street
Dallas, TX 75202
Phone:  (214) 508-1290
Fax:  (214) 508-3943

Todd C. Davis
SunTrust Bank, Atlanta
25 Park Place, MC 120
Atlanta, GA 30303
Phone:  (404) 658-4917
Fax:  (404) 827-6270

Elisabeth F. Blue
Vice President
Bank of Oklahoma, N.A.
Eighth Floor
One Williams Center
Tulsa, OK 74172
Phone:  (918) 588-6077
Fax:  (918) 588-6880

David A. Proffitt
Senior Vice President
UMB Bank, N.A.
Commercial Loan Dept.
1010 Grand Blvd.
Kansas City, MO 64106
Phone:  (816) 860-7935
Fax:  (816) 860-7143

Jeffrey Fahler
Commerce Bank, N.A.
1000 Walnut Street, 17th Floor
Kansas City, MO 64106
Phone:  (816) 234-7247
Fax:  (816) 234-7290

Charles Baxter
WestStar Bank of Bartlesville
100 Southeast Frank Phillips Blvd.
Bartlesville, OK 74003
(P.O. Box 999
Bartlesville, OK 74005-0999)
Phone:  (918) 337-3226
Fax:  (918) 337-3506

Dan Torbett
Citizens Bank of Lawton
1420 W. Lee Boulevard
Lawton, OK 73505
Phone:  (580) 250-4146
Fax:  (580) 250-4212

David W. Pitts
The Stillwater National
  Bank and Trust Company
608 South Main Street
Stillwater, OK 74076
Phone:  (405) 372-2230, Ext. 1825
Fax:  (405) 742-1820

                                 SCHEDULE 5.11


                    MATERIAL CONTINGENT OBLIGATIONS OF THE
                          COMPANY AS OF THE DATE OF
                                   CLOSING


                                     NONE

                                                                       EXHIBIT A


                    FORM OF NOTICE OF COMMITTED BORROWING

TO:           Bank of America National Trust
                   and Savings Association, as Agent
              Agency Administrative Services, #5596
              1850 Gateway Boulevard
              Concord, California 94520
              Attention:  Josie Flores
                          Vice President/ATM
              Telephone: (925) 675-8374
              Facsimile: (925) 675-8500

COPY TO:      Bank of America National Trust
                And Savings Association
              Three Allen Center Suite 4550
              333 Clay Street
              Houston, Texas 77002-4103
              Attention:   Pamela K. Rodgers
                           Assistant Vice President
              Telephone:  (713) 651-4880
              Facsimile:  (713) 651-4841

              Pursuant to Section 2.3 of that certain Amended and Restated Credit Agreement dated as of August 12, 1998 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement;" capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement), among ONEOK, Inc., a Delaware corporation (the "Company"), the Banks named therein (the "Banks") and Bank of America National Trust and Savings Association, as Agent (the "Agent"), this represents the Company's request to borrow on _________ from the Banks, according to their respective
Pro Rata Share, $       _____ as [Base Rate] [Offshore Rate] Loans.  [The
initial Interest period for such Offshore Rate is requested to be a ________-month period]. The proceeds of such Committed Loans are to be deposited in the Company's account at the Agent.

                 The undersigned Responsible Officer hereby certifies that:

                 (a) the representations and warranties of the Company contained in the Credit Agreement are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof; and

                 (b) no Default or Event of Default has occurred and is continuing under the Credit Agreement or will result from the proposed borrowing.

DATED:


                                  ONEOK, INC.


                                                 By
                                                 Title

                                                                       EXHIBIT B


                  FORM OF NOTICE OF CONVERSION/CONTINUATION

TO:           Bank of America National Trust
                and Savings Association, as Agent
              Agency Administrative Services, #5596
              1850 Gateway Boulevard
              Concord, California 94520
              Attention:  Josie Flores
                          Vice President/ATM
              Telephone: (925) 675-8374
              Facsimile: (925) 675-8500

COPY TO:      Bank of America National Trust
                And Savings Association
              Three Allen Center Suite 4550
              333 Clay Street
              Houston, Texas 77002-4103
              Attention:   Pamela K. Rodgers
                           Assistant Vice President
              Telephone:  (713) 651-4880
              Facsimile:  (713) 651-4841

         1. Conversion Selection. Pursuant to Section 2.4 of that certain Amended and Restated Credit Agreement dated as of August 12, 1998 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement;" capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement), among ONEOK, Inc., a Delaware corporation (the "Company"), the Banks named therein (the "Banks") and Bank of America National Trust and Savings Association, as Agent (the "Agent"), this represents the Company's request to convert $________of existing [Base Rate] [Offshore Rate] Loans, the final day of the current Interest Period (if applicable) of which is __________, 19__, to [Offshore Rate] [Base Rate] Loans, as follows:

                                                       Interest Period
                                                        (Offshore
            Dollar Amount                              Rate loans)

            $____________                               ________days

                                                          Maturing on ____, 19__

         2.      Continuation Selection (Offshore Rate Loans).  Pursuant to
Section 2.4 of the Agreement, please continue $_______of existing Offshore Rate Loans, the final day of the current Interest Period of which is __________, 19____, as follows:

                                              Requested
                 Dollar Amount                Interest Period

                 $___________                 ______ days

                                                       Maturing on ______, 19___

                 The undersigned Responsible Officer hereby certifies that:

                 (a) the representations and warranties of the Company contained in the Credit Agreement are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof; and

                 (b) no Default or Event of Default has occurred and is continuing under the Credit Agreement or will result from the proposed conversion or continuation.

         Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Agreement.

                                  ONEOK, INC.


                                  By:
                                     -------------------------------------------
                                  Name:
                                        ----------------------------------------
                                  Title:
                                        ----------------------------------------

                                                                       EXHIBIT C


                     FORM OF COMMITMENT ASSIGNMENT NOTICE
                                 AND ACCEPTANCE



                                                                   ____________,

TO:           Bank of America National Trust
                and Savings Association, as Agent
              Agency Management Services, #5596
              1850 Gateway Boulevard
              Concord, California 94520
              Attention:  Josie Flores
                          Vice President/ATM
              Telephone: (925) 675-8395
              Facsimile: (925) 675-8500

COPY TO:      Bank of America National Trust
                And Savings Association
              Three Allen Center Suite 4550
              333 Clay Street
              Houston, Texas 77002-4103
              Attention:   Pamela K. Rodgers
                           Assistant Vice President
              Telephone:  (713) 651-4880
              Facsimile:  (713) 651-4841

         Reference is made to the Amended and Restated Credit Agreement dated as of August 12, 1998 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement;" capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement) among ONEOK, Inc., certain Banks party thereto and Bank of America National Trust and Savings Association, as Agent (the "Agent") for said Banks.

         1. We hereby give you notice of, and request your consent to, the assignment by __________ (the "Assignor") to ________ (the "Assignee") of ____% of the right, title and interest of the Assignor in and to the Credit Agreement (including without limitation the right, title and interest of the Assignor in and to the Commitment of the Assignor and all outstanding Loans made by the Assignor). Before giving effect to such assignment: the amount of the Assignor's Commitment is $_________ and the aggregate principal amount of its outstanding Loans is $_______.

         2. The Assignee hereby represents and warrants that it has complied with the requirements of Section 10.6(a) of the Credit Agreement in connection with this assignment.

         3. The Assignee agrees that, upon receiving your consent to such assignment and from and after _____________, the Assignee will be bound by the terms of the Credit Agreement, with respect to the interest in the Credit Agreement and the Guaranties assigned to it as specified above, as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Credit Agreement.

         5.  The following administrative details apply to the Assignee:


         (A)     Offshore Lending Office:

                          Assignee name:
                                      ----------------------------------------
                          Address:
                                      ----------------------------------------
                          Attention:
                                      ----------------------------------------
                          Telephone:  (  )
                                      ----------------------------------------
                          Telecopier:  (  )
                                      ----------------------------------------
                          Telex (Answerback):
                                              --------------------------------

         (B)     Domestic Lending Office:


                          Assignee name:
                                      ----------------------------------------
                          Address:
                                      ----------------------------------------
                          Attention:
                                      ----------------------------------------
                          Telephone:  (  )
                                      ----------------------------------------
                          Telecopier:  (  )
                                      ----------------------------------------
                          Telex (Answerback):
                                              --------------------------------

         (C)     Notice Address:


                          Assignee name:
                                      ----------------------------------------
                          Address:
                                      ----------------------------------------
                          Attention:
                                      ----------------------------------------
                          Telephone:  (  )
                                      ----------------------------------------
                          Telecopier:  (  )
                                      ----------------------------------------
                          Telex (Answerback):
                                              --------------------------------

         (D)     Payment Instructions:

                          Account No.:
                                      ----------------------------------------
                                          At:
                                              --------------------------------

                                              --------------------------------

                                              --------------------------------

                          Ref.:
                                 ---------------------------------------------

                       Attention:
                                 ---------------------------------------------

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Commitment Assignment Notice and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                      Very truly yours,

                                      [Name of Assignor]

                                      By:
                                      Title:

                                      [Name of Assignee]

                                      By:

                                      Title:


We hereby consent to the
foregoing assignment.


ONEOK, INC.


By:
Title:


BANK OF AMERICA NATIONAL TRUST
  AND SAVINGS ASSOCIATION,
  as Agent


By:
Title:






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